UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2009

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)           On October 20, 2009, the Board of Directors of Generex Biotechnology Corporation (the “Company”) unanimously approved the extension of the term of certain previously granted options to purchase shares of the Company’s common stock, par value $.001 per share.  The term of such options was extended through October 26, 2014.  The terms of options held by named executive officers of the Company were extended as set forth in the table below:

Named Executive Officer	No. of Shares of Common Stock Underlying Option	Exercise Price per Share	Grant Date	Original Expiration Date	Extended Expiration Date
Anna Gluskin	250,000	$ 0.61	12/13/04	12/12/09	10/26/14
Mark Fletcher	250,000	$ 0.61	12/13/04	12/12/09	10/26/14
Rose Perri	250,000	$ 0.61	12/13/04	12/12/09	10/26/14
Anna Gluskin	1,120,704	$ 0.001	4/5/05	4/5/10	10/26/14
Rose Perri	576,752	$ 0.001	4/5/05	4/5/10	10/26/14
Mark Fletcher	470,726	$ 0.001	4/5/05	4/5/10	10/26/14

The options set forth in the table above were originally issued pursuant to the Generex Biotechnology Corporation Amended 2001 Stock Option Plan, which permits the amendment of the terms of any previously option issued thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: October 23, 2009	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)